Exhibit 99.01

SRAX REPORTS Positive Net Income for Q4 2020 and Increases Guidance

LOS ANGELES—(BUSINESS WIRE)—SRAX, Inc. (NASDAQ: SRAX), a

Fourth Quarter 2020 and Recent Operational Highlights and Guidance

●	Revenue for Q4 of $4.5M up 316% year-over-year, 74% sequentially quarter-over-quarter, exceeding previous guidance.
●	Full-year revenue guidance increased from $17M - $18M to $23M - $25M
●	Sequire bookings of $4.8M and $10M for Q4 and 1Q, respectively
●	8 consecutive quarters of Sequire SAAS growth
●	Currently holding approximately $23.8M worth of publicly listed securities
●	183 public companies/partners have subscribed to Sequire, up 92 since our Q3 release
●	Sold position in TI Health (SRAXmd) for $8M
●	Sequire revenue to be recognized from existing contracts in 2021: $16.5M as of this release.
●	Second Quarter revenue guidance of $7M
●	BIGtoken share exchange completed. BIGtoken now listed under TICKER:FPVD

Three months ended December 31, 2020

●	Total Revenue was $4.5M, an increase of 316% as compared to the same period in prior year.
●	Gross Margin was 73%, as compared to 44% in the same period last year.
●	Operating Expenses were $5.3M as compared to $4.8m in the same period last year.
●	EBITDA increase of $3M, ($672K) vs ($3.7M) in Q4 2019
●	SRAX less BIGtoken Pro forma EBITDA of $255K as compared to ($500K)
●	Net Income of $200K compared to Net loss of $4.4M in the same period last year.

Full Year Ended December 31, 2020

●	Total Revenue was $8.7M, an increase of 141% as compared to the same period in prior year.
●	Gross Margin was 70%, as compared to 53% in the same period last year.
●	Operating Expenses were $14.4M, a decrease of $3M, or 17% as compared to the same period last year.
●	EBITDA was -$8.4M as compared to -$15.5M last year.
●	Net Income was -$14.7M compared to -$16.9M in the same period last year.

“As the SEQUIRE platform continues to grow and adapt to customer needs, we are seeing a tremendous increase in our recurring revenue stream. SEQUIRE is changing the way public issuers interact with and engage their investors, and it shows. We are pleased to report our first quarter of positive EBITDA from our SEQUIRE segment,” said Chris Miglino, Founder and CEO of SRAX.

“The whole company is very proud of everything we’ve accomplished this quarter and is excited about the momentum we have going into quarter four. We acquired LD Micro, moved BIGToken to its own public company, and successfully sold our remaining MD asset, which was not on our balance sheet.

The number of new companies signing up on Sequire has increased substantially. We now have a clear view of the Sequire business without the BIGtoken business. We had record bookings in the first quarter of 10M in 2021 which puts us in a position where we have $16.5M in revenue that will run in the entirety of 2021.

Now have clear confirmation that Sequire is rapid growing and profitable business. Sequire is a profitable business. We were profitable (EBITDA and net income) in Q4 standalone, without BIGtoken. In Q1, we anticipate that we’ll be even more profitable. Giving guidance of 7M in Q2. Sold 10M of bookings in Q1.

We’ve launched a number of amazing products in Q1, for the Sequire platform. Talk about Shelf. Used our virtual platform to launch conferences for a number of large financial institutions. Many new features due to rollout in Q2 and Q3.

With the growth that we’re experiencing, we’re comfortable with giving guidance of $23-25M in revenue for the year. And look forward to continued growth of the Sequire platform

Conference Call:

Management will review the results on a conference call with a live question and answer session, March 29th, 2020, at 12:00 p.m. ET / 9:00 p.m. PT.

To access the live webcast and presentation, please register here: https://zoom.us/webinar/register/WN_Hj1BLJk9Rma0d-g4ZfBbVg

The webcast will be available on srax.com for at least 90 days. To dial-in to the conference call, please call US: +1 669 900 6833. Webinar ID: 942 4818 0377.

Non-GAAP Measures:

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Results” table in this press release.

SRAX less BIGtoken EBITDA is defined as earnings before interest, taxes, depreciation and amortization, changes in the fair-value of derivative and warrant liabilities and certain additional one-time charges and excluding the results from the BIGtoken carved-out entity.

About SRAX:

SRAX (NASDAQ: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com.

Safe Harbor Statement:

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “will,” “intend,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of SRAX and are difficult to predict. SRAX undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SRAX SEGMENT OPERATING RESULTS:

	For the Three Months Ended December 31, ( Unaudited)
	Sequire				BIGToken				Corporate and Other				Consolidated
	2020	2019	2020 vs. 2019 Change		2020	2019	2020 vs. 2019 Change		2020	2019	2020 vs. 2019 Change		2020	2019	2020 vs. 2019 Change
			$	%			$	%			$	%			$	%
Sequire platform revenue	2,970,000	46,000	2,924,000	n/m	-	-	-	n/a	-	-	-	n/a	2,970,000	$46,000	(46,000)	-100%
Conference revenue	506,000	-	506,000	n/a	-	-	-	n/a	-	-	-	n/a	506,000	-	-	n/a
BIGtoken revenue	-	-	-	n/a	996,000	987,000	9,000	1%	-	-	-	n/a	996,000	987,000	(987,000)	-100%
Other	-	-	-	n/a	-	-	-	n/a	52,000	55,000	(55,000)	-100%	52,000	55,000	(55,000)	-100%
Total Revenue	3,476,000	46,000	3,430,000	n/m	996,000	987,000	9,000	1%	52,000	55,000	(55,000)	-100%	4,524,000	1,088,000	(1,088,000)	-100%

Cost of Revenue	888,000	7,000	881,000	n/m	309,000	600,000	(291,000)	-49%	5,000	-2,000	2,000	-100%	1,202,000	605,000	(605,000)	-100%
Gross profit	2,588,000	39,000	2,549,000	n/m	687,000	387,000	300,000	78%	47,000	57,000	(57,000)	-100%	3,322,000	483,000	(483,000)	-100%
margin %	74.5%	84.8%	74%		69.0%%	39.2%%	3333%		90.4%%	103.6%%	104%		73.4%%	44.4%	44%

Operating expenses	1,501,000	174,000	1,327,000	763%	1,444,000	2,471,000	(1,027,000)	-42%	2,394,000	2,114,000	(2,114,000)	-100%	5,339,000	4,759,000	(4,759,000)	-100%

Operating Income	$1,087,000	-135,000	1,222,000	-905%	-757,000	-2,084,000	1,327,000	-64%	-2,347,000	-2,057,000	2,057,000	-100%	-2,017,000	-4,276,000	4,276,000	-100%

	Year ended December 31, ( Unaudited)
	Sequire				BIGToken				Corporate and Other				Consolidated
	2020	2019	2020 vs. 2019 Change		2020	2019	2020 vs. 2019 Change		2020	2019	2020 vs. 2019 Change		2020	2019	2020 vs. 2019 Change
			$	%			$	%			$	%			$	%
Sequire platform revenue	5,781,000	87,000	5,694,000	n/m	-	-	-	n/a	-	-	-	n/a	5,781,000	$87,000	(87,000)	-100%
Conference revenue	503,000	-	503,000	n/a	-	-	-	n/a	-	-	-	n/a	503,000	-	-	n/a
BIGtoken revenue	-	-	-	n/a	2,168,000	3,227,000	(1,059,000)	-33%	-	-	-	n/a	2,168,000	3,227,000	(3,227,000)	-100%
Other	-	-	-	n/a	-	-	-	n/a	195,000	269,000	(74,000)	-28%	195,000	269,000	(269,000)	-100%
Total Revenue	6,284,000	87,000	6,197,000	n/m	2,168,000	3,227,000	(1,059,000)	-33%	195,000	269,000	(269,000)	-100%	8,647,000	3,583,000	(3,583,000)	-100%

Cost of Revenue	1,783,000	7,000	1,776,000	n/m	800,000	1,613,000	(813,000)	-50%	6,000	60,000	(54,000)	-90%	2,589,000	1,680,000	(1,680,000)	-100%
Gross profit	4,501,000	80,000	4,421,000	n/m	1,368,000	1,614,000	(246,000)	-15%	189,000	209,000	(209,000)	-100%	6,058,000	1,903,000	(1,903,000)	-100%
margin %	72%	92%	71%		63%%	50%%	23%		97%%	78%%	78%		70%%	53%	53%

Operating expenses	3,412,000	462,000	2,950,000	639%	5,933,000	10,751,000	(4,818,000)	-45%	8,310,000	8,548,000	(238,000)	-3%	17,655,000	19,761,000	(19,761,000)	-100%

Operating Income	$1,089,000	(382,000)	1,471,000	-385%	(4,565,000)	(9,137,000)	4,572,000	-50%	(8,121,000)	(8,339,000)	218,000	-3%	(11,597,000)	(17,858,000)	17,858,000	-100%

SRAX STATEMENT OF OPERATIONS

	For the Years Ended December 31,				For the Three Months Ended December 31,
(Unaudited) in $	2020	2019	$ CHG	% CHG	2020	2019	$ CHG	% CHG
REVENUE
Total Revenue	$8,647,000	$3,584,000	$5,063,000	141%	4,522,000	1,087,000	3,435,000	316%
Cost of revenue	2,589,000	1,680,000	909,000	54%	1,201,000	605,000	596,000	99%
GROSS PROFIT	6,058,000	1,904,000	4,154,000	218%	3,321,000	482,000	2,839,000	589%
Gross profit margin	70%	53%			73%	44%
OPERATING EXPENSES
Employee related costs	7,895,000	8,656,000	(761,000)	-9%	2,489,000	1,926,000	563,000	29%
Marketing and selling expenses	2,675,000	2,454,000	221,000	9%	1,044,000	252,000	792,000	314%
Platform Costs	1,667,000	1,738,000	(71,000)	-4%	486,000	579,000	(93,000)	-16%
Depreciation and amortization	1,303,000	1,164,000	139,000	12%	341,000	330,000	11,000	3%
General and administrative	4,115,000	5,750,000	(1,635,000)	-28%	958,000	1,681,000	(723,000)	-43%
Total operating expenses	17,655,000	19,762,000	(2,107,000)	-11%	5,318,000	4,768,000	550,000	12%
LOSS FROM OPERATIONS	(11,597,000)	(17,858,000)	6,261,000	-35%	(1,997,000)	(4,286,000)	2,289,000	-53%
Other income (expense)
Financing Costs	(12,150,000)	(725,000)	(11,425,000)	1576%	(6,810,000)	(366,000)	(6,444,000)	1761%
Interest income		9,000	(9,000)	-100%	-	9,000		0%
Gain (loss) on sale of assets	7,873,000	658,000	7,215,000	1097%	7,873,000	263,000	7,519,000	2859%
Other gain (loss)		-	-	n/a	(8,000)	(14,000)	6,000	-43%
Exchange gain or loss		12,000	(12,000)	-100%	-	354,000		0%
Gains from marketable securities	874,000	-	874,000	n/a	1,158,000	-		n/a
Change in fair value of derivative liabilities	321,000	1,045,000	(724,000)	-69%	-	(345,000)	345,000	-100%
Total other income (loss)	(3,082,000)	999,000	(4,081,000)	-409%	2,213,000	(99,000)	2,312,000	-2335%
Loss before provision for income taxes	(14,679,000)	(16,859,000)	2,180,000	-13%	216,000	(4,385,000)	4,601,000	-105%
Provision for income taxes	(26,000)		(26,000)	n/a	(26,000)	-	(26,000)	n/a
Net income (loss)	$(14,705,000)	$(16,859,000)	2,154,000	-13%	190,000	$(4,385,000)	4,575,000	-104%

SRAX BALANCE SHEET

Balance Sheets

(Unaudited)

In dollars	31-Dec-20	31-Dec-19
ASSETS
Current Assets
Cash	451,000	32,000
Accounts receivable, net	2,608,000	805,000
Prepaid expense	367,000	-
Securities held for sale	8,447,000	715,000
Other current assets	-	306,000
Total current assets	11,873,000	1,858,000
Notes receivable	893,000	-
Property and equipment, net	118,000	191,000
Goodwill	23,351,000	15,645,000
Intangible assets, net	2,409,000	1,966,000
Right-of-Use Asset	366,000	456,000
Other assets	3,000	118,000
Total Assets	39,013,000	20,234,000

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	3,561,000	2,442,000
Derivative liabilities	-	4,397,000
Other current liabilities	8,711,000	537,000
Payroll protection loan - current portion	747,000	-
OID convertible debentures - current portion	6,016,000	-
Total Current Liabilities	19,035,000	7,376,000
Right-of-Use liability - long term	243,000	352,000
Payroll protection loan, less current portion	379,000	-
OID convertible debentures, less current portion		-
Deffered Tax Liability	131,000

Total Liabilities	19,788,000	7,728,000

Stockholders’ equity	19,225,000	12,506,000

Total liabilities and equity	39,013,000	20,234,000

SRAX STATEMENT OF CASH FLOWS

STATEMENT OF CASH FLOWS

For the Years Ended December 31,
in dollars	2020	2019

Cash Flows From Operating Activities
Net Cash Used in Operating Activities	(13,489,000)	(15,350,000)

Cash Flows From Investing Activities
Proceeds from the sale of securities held for sale	916,000
Proceeds from sale of SRAXmd, net	7,000,000	570,000
Acquisition of LD Micro, net of cash received	(697,000)	(73,000)
Development of software	(1,205,000)	(1,292,000)
Other assets	32,000
Net Cash Provided (Used) by Investing Activitities	6,046,000	(795,000)

Cash Flows From Financing Activities
Proceeds from OID notes payable, less issuance costs	11,988,000
Redemption of OID notes payable	(6,070,000)
Proceeds from issuance of short term notes payable less issaunce costs	960,000
Repayment of short term notes payable	(100,000)
Proceeds from payroll protection program	1,084,000
Proceeds from the issuace of notes payable	2,130,000
Repayment of notes payable	(2,130,000)
Proceeds from the sale of common stock units		12,197,000
Proceeds from the exercise of warrants		1,196,000
Net Cash Provided by Financing Activities	7,862,000	13,393,000
Net increase (decrease) in Cash	419,000	(2,752,000)
Cash, Beginning of Period	32,000	2,784,000
Cash, End of Period	$451,000	$32,000

SRAX LESS BIGTOKEN – STATEMENT OF OPERATIONS

	Three months ended December 31, 2020
(Unaudited)	CONSOLIDATED SRAX		BIGTOKEN CARVE-OUT		SRAX - LESS BIGTOKEN CARVE - OUT
($’s)	2020	2019	2020	2019	2020	2019

TOTAL REVENUE	4,524,000	1,088,000	994,000	986,000	3,530,000	102,000
Cost of Revenue	1,202,000	605,000	309,000	600,000	893,000	5,000
Gross Profit	3,322,000	483,000	685,000	386,000	2,637,000	97,000
Margin %	73%	44%	69%	39%	75%	95%

Cash OPEX	4,062,000	4,132,000	1,680,000	3,536,000	2,382,000	596,000

EBITDA	(740,000)	(3,649,000)	(995,000)	(3,150,000)	255,000	(499,000)

Non cash OPEX	1,277,000	627,000	759,000	561,000	518,000	66,000

Operating Income	(2,017,000)	(4,276,000)	685,000	386,000	(2,702,000)	(4,662,000)